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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2009

LECG CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50464 (Commission File Number)	81-0569994 (IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600 EMERYVILLE, CALIFORNIA (Address of principal executive offices)	94608 (Zip Code)

(510) 985-6700
(Company's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On August 17, 2009, LECG Corporation (the "Company" or "LECG") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Smart Business Holdings, Inc. ("SMART") and, solely for purposes of specified sections of the Merger Agreement, Great Hill Equity Partners III, LP ("GHEP-III"), as the principal stockholder of SMART. Also party to the Merger Agreement are Red Sox Acquisition Corporation ("Sub I") and Red Sox Acquisition LLC ("Sub II"), which are both wholly-owned subsidiaries of LECG formed for the purpose of facilitating the merger transaction. Each of the parties to the Merger Agreement is an entity formed under the laws of the State of Delaware. Subject to the terms and conditions of the Merger Agreement, in the merger transaction (the "Merger") contemplated by the Merger Agreement, LECG will acquire 100% of SMART's outstanding stock, in exchange for which LECG will issue 10,927,869 shares of its common stock. The Merger is structured to be completed in two steps—in the first step, Sub I will merge with and into SMART with SMART as the surviving entity, and all outstanding shares of SMART will be converted into the right to receive LECG common stock; in the second step, SMART (as the surviving entity in step one) will merge with and into Sub II, which will then change its name to Smart Business Holdings, LLC, and will be a limited liability company that is wholly-owned by LECG.

        Also on August 17, 2009, LECG entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with GHEP-III and Great Hill Investors, LLC, a Massachusetts limited liability company ("GHI"). Subject to the terms and conditions of the Stock Purchase Agreement, GHEP-III and GHI will make an aggregate cash investment of approximately $25 million in LECG in exchange for 6,313,131 shares of Series A Convertible Redeemable Preferred Stock (the "Series A Preferred"). The Series A Preferred has not yet been created. The contemplated terms of the Series A Preferred include (i) the right of a holder to convert the shares into shares of LECG common stock at the option of the holder at any time after issuance, initially on one-for-one share basis (which is equivalent to a conversion price of $3.96 per share of common stock), subject to adjustment for stock splits, reorganizations, reclassifications and similar events; (ii) an annual 7.5% dividend, payable in cash or shares of Series A Preferred at the Company's choice; (iii) a liquidation preference to receive payment prior to the common stock in the event of certain significant transactions, in an amount equal to the original purchase price plus accrued but unpaid dividends; (iv) the right and option for holders to demand redemption after seven years, for payment of an amount equal to the original purchase price plus accrued but unpaid dividends; and (v) the forced conversion of the Series A Preferred into common stock upon the occurrence of certain events. The dividend rate is subject to increase to 16% per year if certain restrictions on total indebtedness and on payment of dividends on junior stock are breached by the Company. In general, the shares of Series A Preferred have voting rights equivalent to the common stock, subject to certain limitations for any holder who receives additional shares upon payment of dividends, and as a result would hold more than 48% of the aggregate voting power of LECG capital stock. The Stock Purchase Agreement includes a covenant that the Company will not incur indebtedness if, as a result, it would have indebtedness in an amount exceeding the greater of (1) $75 million or (2) 2.5 multiplied by EBITDA for the most recent fiscal year. Consummation of the investment under the Stock Purchase Agreement is subject to several closing conditions, including the closing of the Merger.

        Consummation of the Merger is subject to several closing conditions, including the adoption of the Merger Agreement and related proposals by the stockholders of LECG, the receipt of any needed antitrust approvals or the expiration of applicable waiting periods, the absence of certain governmental restraints, and the consummation of the investment contemplated by the Stock Purchase Agreement. There are also closing conditions that LECG's net indebtedness not exceed $28 million, and that SMART's net indebtedness not exceed $42 million, as of the time of closing.

        The Merger Agreement contains certain termination rights for both LECG and SMART and provides that a specified fee must be paid by LECG to SMART in connection with certain termination events. In certain specified circumstances, LECG must pay SMART a termination fee of $2.9 million (generally in the event the Board of Directors of LECG changes its recommendation in favor of the Merger or elects to pursue an alternative acquisition proposal from a third party involving 50% or more of the voting stock of LECG). In the event that the Merger Agreement and related transactions are put to a vote of the stockholders of LECG and are not approved by the stockholders, then LECG must pay SMART the lesser of $800,000 or SMART's expenses relating to the proposed transactions.

        The Merger Agreement contains a number of customary restrictions on the operations of both LECG and SMART until the Merger is consummated or the Merger Agreement terminates, including a provision that neither party will solicit or encourage certain other acquisition transactions.

        At the closing of the Merger, LECG has agreed that its Board of Directors will consist of seven directors, comprising Mr. Garrett Bouton and three other individuals (who each satisfy the requirements as independent directors under the Nasdaq Marketplace Rules) designated by the current LECG Board of Directors, Mr. Steve Samek (the current Chief Executive Officer of SMART), and two individuals designated by Great Hill Partners, and has agreed that Mr. Samek will be appointed as Chief Executive Officer of LECG. Prior to the consummation of the Merger, after approval by the stockholders, LECG has agreed to amend its Certificate of Incorporation to increase the number of shares of authorized preferred stock, and to amend its Bylaws such that stockholders who hold capital stock representing 20% or more of the voting power will be entitled to call special meetings of the stockholders. Upon the closing of the Merger, LECG will enter into a Governance Agreement and a Stockholders Agreement with GHEP-III and GHI. The Governance Agreement includes provisions relating to the composition of the LECG Board of Directors, includes standstill provisions precluding certain acquisitions of further voting stock and certain related actions by GHEP-III and GSI for up to two years, grants rights of pro rata participation to GHEP-III and GHI in certain future stock issuance transactions by LECG for so long as they continue to hold Series A Preferred and hold at least 20% of the total outstanding shares of common stock (on as an-converted basis), and includes provision for the designation of at least two experts then working for LECG as observers who will be invited to participate in meetings of the Board of Directors. The Stockholders Agreement provides for the holders of the Series A Preferred to have various rights for the registration of their shares under the Securities Act of 1933, as amended. Upon completion of the Merger and the related investment under the Stock Purchase Agreement, GHEP-III and GHI will together own voting stock representing approximately 40% of the outstanding voting power of LECG.

        The Merger Agreement provides for GHEP-III to indemnify LECG for losses as a result of a breach of the representations by SMART relating to its financial statements, and for LECG to indemnify GHEP-III for losses as a result of a breach of the representations by LECG relating to its capitalization and financial statements. Indemnification claims are to be paid and resolved only through the surrender or issuance of shares of LECG common stock, subject to a minimum threshold of 303,030 shares and an aggregate maximum of 1,092,787 shares. The representations that are subject to indemnification survive for 12 months after the closing of the Merger. If indemnification claims are made against LECG following the closing of the Merger, LECG could be required to issue up to a maximum of 1,092,787 additional shares of its common stock in satisfaction of those claims.

        Concurrently with the execution of the Merger Agreement, SMART entered into voting agreements (the "Voting Agreements") with certain directors and executive officers of LECG, pursuant to which such signatories have agreed to vote in favor of the Merger and related matters when presented for approval by the LECG stockholders. The Voting Agreements apply to all shares of LECG common stock held by the signatories, which in the aggregate represents less than 2% of the outstanding shares. The Voting Agreements restrict transfers of shares by the signatories.

        There are no material relationships between LECG and the other parties to the Merger Agreement and the Stock Purchase Agreement, other than under those agreements. A copy of the

Merger Agreement and the Stock Purchase Agreement (along with the form of the Certificate of Designations relating to the Series A Preferred) are furnished with this report as Exhibits 2.1 and 10.57, respectively. The form of the proposed Stockholders Agreement is furnished with this report as Exhibit 99.1, the form of the proposed Governance Agreement is furnished with this report as Exhibit 99.2, and the Bylaw amendment is furnished with this report as Exhibit 99.3. A copy of the form of Voting Agreement (along with a schedule of the directors and officers of LECG who are signatories) is furnished with this report as Exhibit 99.4. The foregoing descriptions of the Merger Agreement, the Stock Purchase Agreement, the rights, preferences and privileges of the Series A Preferred under the Certificate of Designations, the Governance Agreement, the Stockholders Agreement, the Bylaw amendment, and the Voting Agreement are qualified in their entirety by reference to the full text of the respective exhibits furnished with this report.

Important Additional Information

        LECG intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transactions. When finalized, the proxy statement will be mailed to the stockholders of LECG. Before making any voting or investment decision with respect to the transactions, investors and stockholders of LECG are urged to carefully read the proxy statement and the other relevant materials when they become available because they will contain important information about the proposed transactions. The proxy statement and other relevant materials (when they become available), and any other documents filed by LECG with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and stockholders of LECG may obtain free copies of the proxy statement (when available) and other documents filed by LECG with the SEC from LECG's website at www.lecg.com.

        LECG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the LECG's stockholders in connection with the transactions. Information about LECG's directors and executive officers is set forth in the proxy statement on Schedule 14A for LECG's 2008 Annual Meeting of Stockholders filed with the SEC on April 25, 2008 and in the amended Annual Report on Form 10-K filed by LECG with the SEC on April 29, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transactions will be included in the proxy statement that LECG intends to file with the SEC. Stockholders may obtain additional information regarding the direct and indirect interests of LECG and its directors and executive officers with respect to the transactions by reading the proxy statement once it is available and the other filings referred to above.

Item 3.02    Unregistered Sales of Equity Securities.

        On August 17, 2009, the Company entered into two binding agreements for the issuance of its equity securities, the Merger Agreement and the Stock Purchase Agreement, which are further described under Item 1.01 above. The actual sale and issuance of equity securities under those agreements has not occurred, and remains subject to a number of conditions, including approval by the Company's stockholders.

        Pursuant to the Merger Agreement, an aggregate of 10,927,869 shares of common stock of LECG are to be issued to holders of capital stock of SMART, as part of the Merger and in consideration for LECG acquiring ownership of all outstanding capital stock of SMART.

        Pursuant to the Stock Purchase Agreement, an aggregate of 6,313,131 shares of Series A Preferred of LECG are to be issued to investors in consideration for cash payment to LECG of approximately $25 million. The contemplated terms of the Series A Preferred include the right of a holder to convert the shares into shares of LECG common stock at the option of the holder at any time after issuance, initially on one-for-one share basis, subject to adjustment for stock splits, reorganizations, reclassifications and similar events. The proposed rights, preferences and privileges of the Series A Preferred are as set forth in the Certificate of Designations, a copy of which is included as Exhibit A to the Stock Purchase Agreement furnished as Exhibit 10.57 to this report.

        The exemptions claimed by LECG from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), for the offer, sale and issuance by LECG of its common stock pursuant to the Merger Agreement, and its Series A Preferred pursuant to the Stock Purchase Agreement, include Section 4(2) of the Act, and Regulation D promulgated under the Act.

Item 9.01.    Financial Statements and Exhibits

  (d)
  Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated August 17, 2009, by and among LECG Corporation, Red Sox Acquisition Corporation, Red Sox Acquisition LLC, Smart Business Holdings, Inc., and, solely for the purpose of Articles 2A, 5 and 7 and Section 4.20, Great Hill Equity Partners III, LP
10.57	Stock Purchase Agreement (with Certificate of Designation), dated August 17, 2009, by and among LECG Corporation, Great Hill Equity Partners III, LP, and Great Hill Investors, LLC
99.1	Form of Stockholders Agreement
99.2	Form of Governance Agreement
99.3	Bylaw Amendment
99.4	Form of Voting Agreement, dated August 17, 2009, by and among LECG Corporation and the persons listed on Schedule I

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION
By:	/s/ STEVEN R. FIFE Steven R. Fife Chief Financial Officer

Date: August 21, 2009

 EXHIBIT INDEX

No.	Description
2.1	Agreement and Plan of Merger, dated August 17, 2009, by and among LECG Corporation, Red Sox Acquisition Corporation, Red Sox Acquisition LLC, Smart Business Holdings, Inc., and, solely for the purpose of Articles 2A, 5 and 7 and Section 4.20, Great Hill Equity Partners III, LP
10.57	Stock Purchase Agreement (with Certificate of Designation), dated August 17, 2009, by and among LECG Corporation, Great Hill Equity Partners III, LP, and Great Hill Investors, LLC
99.1	Form of Stockholders Agreement
99.2	Form of Governance Agreement
99.3	Bylaw Amendment
99.4	Form of Voting Agreement, dated August 17, 2009, by and among LECG Corporation and the persons listed on Schedule I

QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement.
  Item 3.02 Unregistered Sales of Equity Securities.
  Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX